EXHIBIT 10.30


                                 LEASE AGREEMENT

This lease agreement (herein the "Agreement"), made and entered into as of the 24th day of March, 2000, by and between Resun Leasing, Incorporated (herein Lessor"), and Children's Wonderland, Inc. (herein "Lessee").

                                   WITNESSETH:

Lessor hereby leases and rents to Lessee and Lessee hereby leases and rents from Lessor, upon the following terms and conditions, the personal property (herein the "Property") described in annexed Schedule A.

1. TERM. The term of this Agreement shall be eighty-two (82) months to begin on the date the Property is delivered and accepted (herein the "Commencement Date") by the Lessee and to end on the same day of the eighty-second (82nd) successive calendar month following the Commencement Date. Lessee will provide Lessor a certificate of acceptance, in a form similar to Schedule B, attached hereto, outlining such Commencement Date.

2. RENTAL. The monthly rental will be as follows: (4) payments at $6,000.00, followed by (3) payments at $8,000.00 followed by (3) payments at $10,000.00, followed by (12) payments at 13,000.00 followed by (12) payments at $14,000.00 followed by (48) payments at $15,000.00 (herein the "Rent"), which sum plus an amount equal to the sum of all applicable taxes, fees and assessments, will be due in advance starting on the Commencement Date and will continue to be due for the remainder of the term on the same day for each successive calendar month thereafter. Lessor will invoice Lessee for each monthly rental installment.

3. NET LEASE. This Agreement is a net lease and Lessee's obligations to pay all Rent due under the Agreement and the rights of the Lessor or its assignee in, and to, such Rent shall be absolute and unconditional under all circumstances, notwithstanding: (i) any setoff, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, its assignees, the manufacturer or seller of the Property, or any other person for any reason whatsoever; (ii) any defect in condition, operation, fitness for use, or any damage to, or destruction of the Property; (iii) any interruption or cessation of use or possession of the Property; or (iv) any insolvency, bankruptcy reorganization or similar proceedings instituted by or against Lessee.

4. SECURITY DEPOSIT. Lessee shall pay the sum of (NOT APPLICABLE) (herein the "Security Deposit"), to be held by Lessor without liability to Lessee for interest, as security for Lessee's faithful performance of the terms and conditions of this Agreement, as well as to indemnify Lessor, to the extent thereof, for any damages, cost, expenses or attorney fees which Lessor may incur by reason of Lessee's default hereunder. In the event of Lessee's default, Lessor may apply the Security Deposit in payment of its cost, expenses and attorney fees in enforcing the terms of this Agreement and to indemnify Lessor against any damages sustained by Lessor, provided however, nothing herein contained shall be construed to mean that the recovery of damages by Lessor shall be limited to the amount of the Security Deposit. In the event all or any portion of the Security Deposit is applied as aforesaid, Lessee shall deposit additional amounts with Lessor so that the Security Deposit shall always be maintained at its original amount. Provided Lessee is not in default hereunder, upon the termination of this Agreement, and the return of the Property to Lessor in the condition required by Section 17 hereof, any unexpended balance of the Security Deposit shall be returned to the Lessee.

5. SET-UP AND DELIVERY. Upon Lessor's receipt of this executed Agreement, Lessor will order the Property for the Lessee based on agreed upon specifications and drawings. Lessee will bear all costs and responsibilities and perform all obligations including but not limited to arranging for delivery and installation of the Property, unless otherwise indicated on Schedule A. Lessor will be responsible for payment of the purchase price of the Property. If delivery and installation of the Property is delayed more than sixty (60) days from the date the Property is ready to be shipped to the Lessee's site and such delay is not the Lessor's fault, the term of the Agreement and the Rent will commence on such sixtieth (60th) day.

6. TIME LIMITATIONS. Lessee hereby agrees that Lessor's charges and rental rates provided herein will be subject to revision by Lessor in the event Lessee requests alterations in the design or specifications of the Property after the execution of this Agreement.

7. LOCATION OF PROPERTY. Lessee shall use the Property in the operation of its business at the location specified on Schedule B and the Property shall not be removed from such location without Lessor's prior written consent. Provided approval to relocate the Property is given, Lessee shall bear all costs associated with such relocation. If the Property shall be located on a site not owned by Lessee, Lessee shall obtain for the benefit of Lessor, a Landlord's waiver in a form acceptable to Lessor. Lessee shall provide Lessor with the following information: (i) the name and address of the owner of record of the premises; (ii) the legal description of the Premises.

8. LESSEE'S INTEREST. The Property shall at all times remain the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein, except for those rights expressly granted by this Agreement. Lessee agrees to execute and deliver to Lessor such documents and instruments as are requested by Lessor in order to preserve and protect the Property and Lessor's interests therein.

9. COMPLIANCE WITH REGULATIONS. Lessee at its own cost and expense, shall comply with and conform to all regulations, rules, ordinances, and requirements of any municipal, county, state or federal authority in all matters and things affecting the Property, including laws governing toxic waste, hazardous substances and other environmental risks. In addition, at its own cost and expense, Lessee shall arrange for hookup to any utility connection required, purchase all permits required to situate the Property and obtain necessary zoning variances required by any municipal, county, state or federal authority. In the event compliance with any governmental or quasi-governmental agencies require Lessor to change its design of the Property or any part thereof, Lessor's charges and rental rates may be adjusted to give effect to any changes in Lessor's cost resulting therefrom.

10. LESSEE'S INSPECTION. Upon delivery of the Property, Lessee shall inspect the same within twenty-four (24) hours following delivery and provide Lessor written notice specifying defects in or other proper objections to the Property. If Lessee fails to provide such notice, within 24 hours following the date of delivery, it shall be conclusively presumed as between Lessor and Lessee that Lessee has inspected the Property and that the same is in good condition and repair and acceptable for lease hereunder.

11. LESSOR'S INSPECTION. Lessor, at all times during normal business hours, shall have the right to enter upon the premises where the Property is located for the purpose of inspection and observing its use.

12. ALTERATIONS. Lessee shall make no alterations, additions or improvements to the Property without the prior written consent of Lessor. All additions and improvements of whatsoever kind or nature shall become the property of Lessor. Lessor, at its option, may require Lessee, at Lessee's cost and expense, to remove any additions and improvements made to the Property and restore the same to its original condition, subject only to normal wear from ordinary use. The storage or transportation of any hazardous substances in the Property is not permitted and the effects of such substances on the Property shall not be considered ordinary wear and tear. If the Property is determined to have been used to store any such substances, the Lessee will be required to purchase the Property at a rate to be determined by the Lessor.

13. WAIVER AND INDEMNIFICATION. Lessee hereby waives and releases all claims against Lessor for loss of or damage to all property, goods, wares and merchandise in, upon or about the Property, and for injuries to Lessee, Lessee's agents and third persons, irrespective of the cause of such loss, damage or injury. Lessee agrees to indemnify and hold harmless Lessor from and against any and all losses, liabilities, costs, expenses (including attorney fees), claims, actions, and demands arising out of the maintenance, possession or use of the Property by Lessee, its employees, agents or any person invited, suffered or permitted by Lessee to use or be in, on or about the Property.

14. INSURANCE. During the term of this Agreement or any extension thereof, Lessee shall maintain in force comprehensive general liability insurance written by a responsible insurance company or companies in an amount not less than One Million Dollars ($1,000,000) combined single limit insuring Lessee and naming Lessor as additional insured with respect to liability against loss from injury or damage arising out of the ownership, possession, maintenance or use of the Property. The Lessee shall also maintain property damage insurance in the amount specified on Schedule A and name Lessor as loss payee with respect to the Property. It is Lessee's responsibility to furnish Lessor with current certificates evidencing the effectiveness of such insurance. Such insurance policy or policies shall provide that any cancellation, modification or alteration shall not be effective as to Lessor unless Lessor shall have been provided written notice at least thirty (30) days prior to the effective date of any such cancellation, modification or alteration. The Lessee may elect to have the Lessor provide such insurance coverage by indicating on Schedule A. The rates outlined on Schedule A will be billed to the Lessee on a monthly basis. If the Lessor does not receive a certificate within forty-five (45) days after execution of this Agreement or if such policy expires and is not renewed, the Lessor will provide such coverage on behalf of the Lessee at the rates specified on Schedule A. The Lessor can not provide primary liability coverage for locations occupied as daycare facilities.

15. LOSS AND DAMAGE. Until the Property is returned to Lessor, Lessee assumes all risk of loss or damage to the Property and agrees to indemnify and hold Lessor harmless from any loss resulting from theft, destruction or damage to the

Property. Should any of the Property damaged be capable of repair, this Agreement shall not terminate, but at Lessee's cost and expense the Property shall be repaired and restored to its condition existing prior to such damage. In the event any of the Property is damaged beyond repair or is lost, stolen or wholly destroyed, this Agreement shall cease and terminate as to such Property as of the date of the event, accident or occurrence causing such loss or destruction, and Lessee shall pay Lessor within ten (10) days thereafter, an amount equal to the replacement value of the Property as of the date of the event, accident or occurrence causing the loss, damage or destruction of the Property. Lessee shall be entitled to the benefit of the proceeds from any insurance recovery received by Lessor, up to an amount equal to that paid to Lessor pursuant to this Section.

16. NOTICE OF INJURY. Within twenty-four (24) hours after its occurrence, Lessee shall give Lessor written notice, including complete details, of any injury to person or property, which injury in any way relates to the Property.

17. MAINTENANCE AND RETURN. Lessee, at its own cost and expense, shall maintain the Property and every part thereof in good operating order, repair, condition and appearance. Lessee is responsible for routine maintenance, cleaning and cosmetic appearances of all mechanical equipment (e.g. cleaning air conditioning coils and changing filters on a regular basis are considered maintenance). Lessee shall not affix any advertising, signs or other insignia to the exterior or interior of the Property without the prior written consent of Lessor. Unless otherwise specified on Schedule A, at the termination of this Agreement, or any renewal thereafter, the Lessee will be responsible for dismantling and delivering the Property to Lessor's nearest storage facility. The Lessor must approve, in writing, the contractors who will be performing such services. If the Lessor performs the dismantle and return on behalf of the Lessee, the Lessee will pay the Lessor's cost plus 15% within five (5) days following the date the Property is returned to Lessor. The Lessee is responsible for surrendering the Property in as good condition as upon original delivery to Lessee, reasonable wear and tear excepted. In the event the Property is not in good condition, normal wear and tear excepted, the Lessee will be responsible for paying all costs to repair such damages.

18. LIENS. Lessee, at its own cost and expense, shall at all times keep the Property free of and from all liens, encumbrances, attachments, levies, claims, charges and assessments, and shall pay and discharge prior to delinquency, all fines, taxes and other charges levied or assessed against the Property or Lessee. Lessor may, in its sole discretion, pay in whole or in part any liens, encumbrances, attachments, levies, claims, charges and assessments against the Property, and Lessee shall be immediately liable to Lessor for the amount thereof and shall pay the same upon demand.

19. LESSEE'S DEFAULT. If Lessee shall fail to pay the Rent or any other sum due hereunder when due, or if Lessee fails to observe, keep or perform any other term, condition or provision of this Agreement, or if Lessee ceases doing business as a going concern, or if Lessee becomes insolvent or makes an assignment for the benefit of creditors, or if a petition is filed by or against Lessee under the Bankruptcy Code or under any similar statute, including a petition for reorganization, arrangement or extension, or if Lessee applies for or consents to the appointment of a receiver, trustee, conservator or liquidator of Lessee, or if such receiver, trustee, conservator or liquidator is appointed without the application or consent of Lessee, or if a creditor of Lessee or any other person or entity attaches or levies execution against the Property, or if Lessee makes a bulk transfer of its furniture, fixtures, furnishings, or other equipment or inventory, Lessor shall have the right to exercise any one or more of the following remedies.

     a) To declare all unpaid Rent and other charges immediately due and payable and to recover the balance of the Rent and other charges reserved hereunder, with Lessor retaining title to the Property.

     b) To sue for all Rent and other charges due hereunder as same shall accrue;

     c) With or without notice, demand or legal process, to retake possession of the Property hereunder (Lessee hereby authorizes and empowers Lessor to enter upon the premises wherever the Property may be found) and (i) retain the Property and all Rent and other charges paid hereunder and recover from the Lessee the amount of the unpaid Rent and other charges hereunder for the balance of the stated term; (ii) re-lease the Property and recover from the Lessee the amount by which the balance of Rent and other charges reserved hereunder for the balance of the stated term exceeds the net amount received by Lessor from such re-leasing for the same period; or
     (iii) sell the Property and recover from the Lessee the amount by which the balance of Rent and other charges reserved hereunder for the balance of the stated term and residual value of the Property exceeds the net amount received by Lessor from such sale. As used in this sub-division, the residual value shall be deemed to be the estimated value of the Property at the end of the stated term of this Agreement. Lessor may specifically enforce this provision which is a material inducement to Lessor in entering this Agreement;

     d) With or without notice, demand or legal process, to enter upon the premises wherever the Property may be found and render the same unusable;

     e) To recover damages from Lessee. Lessee recognizes that any holding over by Lessee after the time it is required to surrender the Property may cause Lessor to lose or prevent Lessor from obtaining substantial business opportunities, the value of which Lessor cannot presently ascertain. In order to limit Lessee's liability to Lessor therefore, Lessor and Lessee agree that Lessee shall pay Lessor as liquidated damages the sum of one-thirtieth (1/30th) of the monthly rental described in Section 2 of this Agreement plus the sum of Fifty Dollars ($50.00) for each day of holding over by Lessee;

     f) To terminate this Agreement and require Lessee to pay Lessor within twenty-four (24) hours after written demand, a sum of money equal to the amount, if any, by which the then cash value of the Rent reserved under this Agreement for the balance of the term exceeds the then cash reasonable rental value of the Property (including applicable taxes) for the balance of the lease term;

     g) To terminate this Agreement; and/or

     h) To pursue any other remedy at law or in equity.

Notwithstanding any repossession or any other action taken by Lessor, Lessee shall be and remain liable for the full performance of all obligations required of Lessee under this Agreement. All remedies of Lessor are cumulative and may be exercised concurrently or separately. Lessor may exercise any or all of the foregoing remedies as to all or any part of the Property.

Lessor shall not be deemed to have terminated this Agreement, or the liability of Lessee to pay the Rent thereafter accruing, or waived Lessee's liability for damage, by instituting any proceeding for claim and delivery, by re-leasing the Property or otherwise. Nothing herein contained shall be construed as obligating Lessor to lease the Property. In the event Lessor retakes possession of the Property and re-leases same, Lessee shall have no right or authority to collect Rent from a new lessee occupying the Property.

20. BANKRUPTCY. Neither this Agreement nor any interest therein is assignable or transferable by operation of law.

21. LIMITATION OF LIABILITY. Under no circumstances shall Lessor be liable to Lessee for any special, incidental or consequential damages resulting from the lease of the Property, including, but not limited to, loss of business or profits.

22. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including attorney fees, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions or provisions hereof.

23. LESSEE'S ASSIGNMENT. Lessee shall not assign, transfer, pledge or hypothecate this Agreement, the Property or any part thereof or any interest therein, or sublet or rent the Property or any part thereof, or permit the Property or any part thereof to be used by anyone other than Lessee or Lessee's employees without the prior written consent of Lessor. A consent to any of the foregoing prohibited acts applies only in the given instance and is not a consent to any subsequent like act by Lessee or any other person. Subject to the foregoing, this Agreement shall inure to the benefit of, and is binding upon, the successors and assigns of the parties hereto, and any such assignment, transfer, pledge or hypothecation of this Agreement, the Property or any part thereof or any interest therein, without the prior written consent of Lessor shall be void.

24. LESSOR'S ASSIGNMENT. Lessor may assign this Agreement and its assignee may assign same. All rights of Lessor hereunder shall be succeeded to by any assignee hereof and said assignee's title to this Agreement, to the Rent and other charges herein provided for to be paid, and in and to the Property shall be free from all defenses, setoffs or counterclaims of any kind or character which Lessee may be entitled to assert against Lessor; it being understood and agreed that any assignee of Lessor does not assume the obligations of Lessor herein named.

25. PERSONAL PROPERTY. This Property is, and shall at all times be and remain, personal property notwithstanding the fact that the Property or any part thereof may now be, or hereafter become, in any manner affixed, attached to, embedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to a permanent structure by means of cement, plaster, nails, bolts, screws or otherwise. In the event for purposes of taxation the

Property is treated by any governmental agency as real property, then Lessee shall be solely responsible for payment of all taxes assessed against the Property as real property. Any costs incurred to register or license the Property or any part thereof pursuant to the laws of any state affecting the licensing and registration of motor vehicles or trailers, shall be paid by Lessee.

26. LATE CHARGE. Should Lessee fail to pay any part of the Rent herein reserved or any other sum required by Lessee to be paid to or for the benefit of Lessor within ten (10) days after the due date, Lessee shall pay to Lessor interest on such delinquent payment, computed from the date first due until paid, at the highest legal rate permitted by the laws of the State of California.

27. NON WAIVER. No covenant or condition of this Agreement can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to pursue any remedy available under this Agreement, by law or in equity, despite Lessor's forbearance or indulgence.

28. HOLDING OVER, EXTENSION OR SALE. Should Lessee desire to purchase the Property or extend this Agreement beyond the term provided in Section 1 hereof, Lessee shall provide Lessor written notice ninety (90) days prior to the end of the term of this Agreement. Providing there have been no events of default, the sale price or the monthly rental rate beyond the term provided in Section 1 shall be set at fair market value, unless otherwise specified in Schedule B. Such purchase or extension of this Agreement shall be documented in a mutually acceptable format.

29. TERMINATION. This Agreement may be terminated by either party, effective as of the expiration of the term provided in Section 1, if three (3) months prior written notice is given. If this Agreement is not so terminated it shall continue in full force and effect for successive months, at the monthly Rent, plus 10 %, until three (3) months written termination notice is given by either party.

30. NOTICES. Any notice or communication given or required to be given hereunder shall be deemed sufficiently given if delivered personally or mailed by registered or certified mail, postage prepaid, to Lessor at the following address:

                           RESUN LEASING, INCORPORATED
                             22810 QUICKSILVER DRIVE
                                DULLES, VA 20166

and to Lessee at the following address:

                           CHILDREN'S WONDERLAND, INC.
                                  P.O. BOX 6129
                              OXNARD, CA 93031-6129

or to such other address or addresses as may hereafter be furnished in writing by either party to the other, and shall be deemed to have been given as of the date personally delivered or deposited in the United States Mail.

31. JOINT AND SEVERAL LIABILITY. If more than one Lessee is named in this Agreement, the liability of each shall be joint and several.

32. ORIGINAL AGREEMENT. There shall be one original of this Agreement executed by all the parties and marked "Original" on the first page thereof. Any duplicate original of this Agreement shall be marked "Duplicate Original" on the first page thereof.

33. CHOICE OF LAW. This Agreement and its performance shall be governed exclusively by the laws of the Commonwealth of Virginia.

34. WARRANTIES. LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR HAS MADE NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, RELATING TO ANY OF THE MATTERS CONTAINED IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROPERTY, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

35. TITLES. The titles of the Sections of this Agreement are solely for the convenience of the parties, and are not to be used as an aid in the interpretation of the terms and conditions thereof.

36. ENTIRE AGREEMENT. The foregoing constitutes the full and complete Agreement between the parties, and all other oral or written agreements in relation to the subject matter of this Agreement are hereby rescinded.

37. BINDING EFFECT. THIS AGREEMENT SHALL BECOME THE LEGAL AND BINDING OBLIGATION OF THE LESSOR AND LESSEE ONLY UPON EXECUTION OF THIS AGREEMENT BY AUTHORIZED REPRESENTATIVES OF EACH PARTY, AT THEIR PRINCIPAL PLACES OF BUSINESS. NO OTHER CONTRACT AND NO AGREEMENT, CONSIDERATION OR STIPULATION MODIFYING OR CHANGING THE TENOR HEREOF SHALL BE RECOGNIZED AS BINDING UNLESS APPROVED IN LIKE MANNER.

IN WITNESS HEREOF, the parties hereto have duly executed this Agreement on the date set forth below.

LESSOR:  RESUN LEASING, INCORPORATED
        ------------------------------------------------------------------------

SIGNATURE:  /s/
          ----------------------------------------------------------------------

PRINT NAME:       BARRY A. ROMAN
           ---------------------------------------------------------------------

TITLE:            PRESIDENT
      --------------------------------------------------------------------------

DATE:             10-18-00
     ---------------------------------------------------------------------------


LESSEE:   CHILDREN'S WONDERLAND, INC.
         -----------------------------------------------------------------------

SIGNATURE:   /s/
            --------------------------------------------------------------------

PRINT NAME:       JOHN R. CLARKE
             -------------------------------------------------------------------

TITLE:            CEO
        ------------------------------------------------------------------------

DATE:             8/28/00
       -------------------------------------------------------------------------

ALL RIGHT, TITLE AND INTEREST OF RESUN LEASING, INCORPORATED ("RESUN LEASING") HEREUNDER HAS BEEN PLEDGED TO, AND IS SUBJECT TO THE SECURITY INTERESTS OF BT COMMERCIAL CORPORATION, AS AGENT, PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF SEPTEMBER 26, 2000, AMONG RESUN LEASING, BT COMMERCIAL CORPORATION, AS AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. RESUN LEASING SHALL HAVE NO RIGHT TO TRANSFER ITS RIGHT, TITLE OR INTEREST HEREUNDER TO ANY PARTY EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE RELEVANT CREDIT DOCUMENTS.

                                   Schedule A
              to Lease Agreement dated March 24, 2000, "Agreement"
            by and between RESUN LEASING, INCORPORATED, "Lessor" and
                      CHILDREN'S WONDERLAND, INC., "Lessee"


The Property consists of the following units:

(1) 12,000 square foot, single story daycare center comprised of (16) modular units, serial numbers:

10014,  10015,  10017,  10024,  10025, 10026, 10027, 10029, 10030, 10031, 10032,
10033, 10034, 10039, 10045, and 10055.

Pursuant to Section 5 and 17 of the Agreement, the Lessee agrees to be responsible for the following charges:

Pursuant to Section 14 of the Agreement, insurable value for property damage coverage: $1,200,000

If Lessor will insure the Property, the Lessee will be charged: Not Applicable, Lessee to insure.






INITIALS:

LESSEE  /s/
       ------------
LESSOR /s/
       ------------

                                   Schedule B
              to Lease Agreement dated March 24, 2000, "Agreement"
            by and between RESUN LEASING, INCORPORATED, "Lessor" and
                      CHILDREN'S WONDERLAND, INC., "Lessee"



1. ITEMS OF PROPERTY. The Lessee hereby certifies that the Property, as outlined in Schedule A, has been delivered to the location indicated below, inspected by the Lessee, found to be in good order and accepted pursuant to the terms and conditions of the Agreement as of the date indicated below:


2.  LOCATION OF PROPERTY:

    VETERANS ADMIN. HOSPITAL
----------------------------------
    950 CAMPBELL AVENUE
----------------------------------
    WEST HAVEN, CT  06516
----------------------------------

3.  ACCEPTANCE AND COMMENCEMENT DATE:  MARCH 1, 2000


4. The term of the Agreement will start on the Commencement Date indicated above.


AGREED AND ACKNOWLEDGED:

CHILDREN'S WONDERLAND, INC.
----------------------------------

By:  /s/
     -----------------------------
Name:    JOHN R. CLARKE
       ---------------------------
Title:   CEO
        --------------------------
Date:    8/28/00
       ---------------------------

   RIDER TO LEASE AGREEMENT BETWEEN RESUN LEASING, INCORPORATED, AS LESSOR AND
                     CHILDREN'S WONDERLAND, INC., AS LESSEE
                           DATED AS OF MARCH 24, 2000


The terms and conditions of the printed form lease are hereby amended and modified as follows:

PARAGRAPH 1 - Replace the first sentence with the following: "The term of this Agreement shall be eighty-two (82) months, to begin on April 1, 2000 (herein the "Commencement Date") and to end on January 31, 2007."

PARAGRAPH 4 - This paragraph is deleted.

PARAGRAPH 5 - This paragraph is deleted.

PARAGRAPH 7 - The last two sentences of this paragraph are deleted.

PARAGRAPH 10 - This paragraph is deleted.

PARAGRAPH 17 - Add after the last sentence, "Notwithstanding the foregoing, Lessee shall have the option of dismantling and delivering the Property to Lessor's nearest storage facility or paying Lessor to perform the dismantling and return on behalf of Lessee as provided herein, in which case, however, the amount Lessee shall pay Lessor for such dismantling and return shall not exceed $50,000.00."

PARAGRAPH 37 - Add after the last sentence, "Notwithstanding the foregoing, this Agreement shall not be effective until the Lessor secures right of possession to the location specified on Schedule B for a period ending not earlier than February 1, 2007 and transfers such right of possession to the Lessee at no cost or expense, pursuant to documentation reasonably acceptable to the Lessee, such that, provided Lessee complies with the terms of this Agreement, Lessee will be entitled to the full benefit and enjoyment of the Property throughout the term of the Lease without interference."

LESSOR:                                           LESSEE:
RESUN LEASING, INCORPORATED                       CHILDREN'S WONDERLAND, INC.



By: /s/                                           By: /s/
   -------------------------                         -------------------------
   Name:                                             Name:
   Title:                                            Title: